Exhibit 32.1

Written Statement of the Chief Executive and Acting Chief Financial Officer Pursuant to 18 U.S.C.  1350

Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Principal Executive Officer of Golden Spirit Gaming  (the "Company"),  hereby certify, based on  my  knowledge,  that  the Quarterly  Report  on Form 10-QSB of the Company  for  the  quarter ended  June 30, 2006 (the "Report") fully complies  with  the requirements of Section 13(a) of the Securities Exchange Act  of 1934   and  that  information  contained  in  the  Report  fairly presents,  in all material respects, the financial condition  and results of operations of the Company.

Date :August 14, 2006

/s/Robert Klien

Robert Klien

President/Director